Exhibit 99.1
Blackboard Inc. Reports First Quarter Revenue of
$86.4 Million
— Company Announces Acquisition of ANGEL Learning, Inc. —
Washington, DC — May 6, 2009 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the first quarter ended March 31, 2009 and updated guidance for the second quarter and the full year of 2009.
Total revenue for the quarter ended March 31, 2009 was $86.4 million, an increase of 26 percent over the first quarter of 2008. Product revenues for the quarter were $80.1 million, an increase of 27 percent over the first quarter of 2008, while professional services revenues for the quarter were $6.3 million, an increase of 18 percent over the first quarter of 2008.
GAAP net loss was $37,000, resulting in a net loss per basic and diluted share of ($0.00) for the first quarter of 2009 compared to a net loss of $4.4 million or a net loss per basic and diluted share of ($0.15) per share for the first quarter of 2008. Non-GAAP adjusted net income for the first quarter of 2009, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes, was $8.6 million, resulting in non-GAAP adjusted net income per diluted share of $0.27 compared to non-GAAP adjusted net income of $4.1 million or $0.13 per diluted share for the first quarter of 2008. Our 2008 results have been adjusted to reflect the adoption of FSP APB 14-1 related to our outstanding convertible debt.
“I am pleased with our strong financial results in the first quarter which highlight the strength of our business model, our high annual renewal rate and our ability to effectively manage our expenses,” said Michael Chasen, chief executive officer and president for Blackboard. “While demand for our products and services in some areas has been impacted by the challenging economic environment the past few quarters, we continue to see solid growth in many of our core markets and are managing our business well to capture the significant market opportunity we see in front of us.”
Highlights from the First Quarter of 2009
•	Blackboard’s new and expanding client relationships in the quarter included:
•	U.S. Higher Education Market: Brunswick Community College, Chapman University College, Claremont University, Cuyahoga Community College, DeSales University, Mid-Plains College,

Montgomery College, Owens Community College, Santa Clara University, Sierra College, University of Pittsburgh, University of Southern Mississippi, Webster University and others.
•	International Markets: Amersham and Wycombe College, Bournemouth University, Instituto Nacional de Salud Publica, Interamerican University of Puerto Rico, Middlesborough College, National College of Puerto Rico, Queen Mary University of London, Rikkyo University, Servicio Nacional de Aprendizaje (SENA), Universidad Autonoma de Baja California, Universidad Catolica de Santiago de Guayaquil, Universidade Catolic Portugesa, University of Manchester, Utrecht University, York Universityand others.

•	K-12 Market: Christa McAuliffe Academy, Clear Creek Independent School District, Cleveland County Schools, Florida State University Schools, Midlothian Independent School District, Pennsylvania Cyber Charter School, Phillips Academy Andover, Rochester Public Schools, Sacramento City Unified School District, Shelby County School District, Sweetwater Union High School District, Walnut Valley Unified School District and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Connect ™ and Blackboard Outcomes System™), totaled 6,836 as of March 31, 2009.

•	The Company announced the availability of Release 9.0 of the Blackboard Learn™ platform (formerly the Blackboard Academic Suite™). The release introduces a range of powerful capabilities, from social learning tools to Web 2.0 innovations, as well as integrated components that enable institutions to achieve more meaningful assessments of individuals, groups, programs and schools.
Blackboard to Acquire ANGEL Learning, Inc.
In a separate announcement today, Blackboard announced its planned acquisition of ANGEL Learning, a leading provider of e-learning applications to educational institutions.
Under terms of the agreement, Blackboard will acquire ANGEL Learning for approximately $95 million, net of cash acquired and excluding transaction costs. The approximate purchase price will be $80 million in cash and $15 million in common stock. The transaction is expected to close in May 2009. Blackboard expects this transaction to be accretive on a pro forma non-GAAP basis for calendar year 2009, excluding the write-off of deferred revenues in purchase accounting and non-recurring merger and integration costs.

Outlook for the Second Quarter and Full Year of 2009
Blackboard’s financial guidance for the second quarter and full year 2009 reflects the inclusion of ANGEL Learning, based on an anticipated acquisition close in May 2009. Blackboard expects ANGEL Learning to contribute approximately $0.5 million and $7 million in GAAP revenue for the second quarter of 2009 and full year 2009, respectively.
As an adjustment to deferred revenue in purchase accounting, Blackboard expects that there will be a deferred revenue write-down of approximately $6.0 million over the next 12 months. The deferred revenue write-down is expected to be approximately $2.0 million in the second quarter of 2009 and approximately $5.0 million for the full year 2009. Blackboard currently expects the transaction to be dilutive for full year 2009 on a GAAP basis by approximately $0.28 per diluted share and on an adjusted non-GAAP basis by approximately $0.14 per diluted share.
Second Quarter of 2009:
•	Revenue of $87.5 to $90.5 million;

•	Stock-based compensation expense of approximately $4.3 million;

•	Amortization of acquired intangibles of approximately $8.0 million;

•	GAAP net loss of ($1.9) million to breakeven,

•	GAAP net loss per basic share of ($0.06) to GAAP net income per diluted share of $0.00, which is based on an estimated 32.0 million basic shares and 32.5 million diluted shares, respectively, and an estimated effective tax rate of approximately 38.5 percent;

•	Non-GAAP adjusted net income of $6.5 to $8.4 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.20 to $0.26 based on an estimated 32.5 million diluted shares and an estimated effective tax rate of approximately 38.5 percent.
Full Year 2009:
•	Revenue of $365.5 to $374.5 million;

•	Stock-based compensation expense of approximately $16.6 million;

•	Amortization of acquired intangibles of approximately $35.5 million;

•	GAAP net income of $3.9 to $9.4 million,

•	GAAP net income per diluted share of $0.12 to $0.29, which is based on an estimated 32.7 million diluted shares; and an estimated effective tax rate of approximately 38.5 percent;

•	Non-GAAP adjusted net income of $39.6 to $45.1 million, which excludes the amortization of acquisition-related stock-based compensation, and non-cash interest expense stock-based compensation, and certain defined non-cash items, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.21 to $1.38 based on an estimated 32.7 million diluted shares and an estimated effective tax rate of approximately 38.5 percent;

•	Cash flow from operations of $85.0 to $95.0 million; and

•	Capital expenditures of approximately 5 to 6 percent of total revenue.
Conference Call
Blackboard will broadcast its first quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on May 6, 2009 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on May 13, 2009. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 58094377.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31
	2008	2009
Revenues:
Product	$63,109	$80,126
Professional services	5,366	6,322

Total revenues	68,475	86,448
Operating expenses:
Cost of product revenues, excludes $4,078 and $3,638 for the three months ended March 31, 2008 and 2009, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	15,970	21,444
Cost of professional services revenues (1)	4,948	4,767
Research and development (1)	9,733	10,827
Sales and marketing (1)	20,859	23,941
General and administrative (1)	12,753	13,602
Amortization of intangibles resulting from acquisitions	8,679	8,585

Total operating expenses	72,942	83,166

(Loss) income from operations	(4,467)	3,282
Other (expense) income:
Interest expense (2)	(2,981)	(2,891)
Interest income	890	107
Other (expense) income	310	(558)

Loss before benefit for income taxes (2)	(6,248)	(60)
Benefit for income taxes	1,804	23

Net loss (2)	$(4,444)	$(37)

Net loss per common share: (2)
Basic	$(0.15)	$(0.00)

Diluted	$(0.15)	$(0.00)

Weighted average number of common shares:
Basic	30,247,568	31,503,578

Diluted	30,247,568	31,503,578

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$176	$270
Cost of professional services revenues	163	90
Research and development	162	227
Sales and marketing	1,416	1,582
General and administrative	1,763	1,818

(2)	Blackboard adopted FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) effective January 1, 2009, which required restatement of prior periods, as applicable. The three months ended March 31, 2008 have been adjusted to reflect additional amortization of debt discount of $1,151. Interest expense, Loss before benefit for income taxes, Net loss, and Net loss per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(1,830), $(5,097), $(3,293), and $(0.11), respectively, for the three months ended March 31, 2008.
Reconciliation of GAAP Net loss before benefit for income taxes to Non-GAAP adjusted net income (3):

GAAP Net loss before benefit for income taxes	$(6,248)	$(60)
Add: Amortization of intangibles resulting from acquisitions	8,679	8,585
Add: Stock-based compensation	3,680	3,987
Add: Non-cash interest expense	1,595	1,555
Adjusted provision for income taxes (4)	(3,520)	(5,462)

Non-GAAP adjusted net income (5)	$4,186	$8,605

Non-GAAP adjusted net income per common share — diluted (5)	$0.13	$0.27

Weighted average number of diluted common shares	31,045,797	32,019,009

(3)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(4)	Adjusted provision for income taxes is applied at an effective rate of approximately 45.7% and 38.8% for the three months ended March 31, 2008 and 2009, respectively.

(5)	Beginning in fiscal 2009, the Company changed the definition it utilizes for non-GAAP adjusted net income. For the 2008 period presented in the reconciliation of GAAP Net loss before benefit for income taxes to non-GAAP adjusted net income, the new definition for non-GAAP adjusted net income is being used which excludes the amortization of intangibles resulting from acquisitions, stock-based compensation, and non-cash interest expense, all net of taxes.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2008	2009
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$141,746	$136,164
Short-term investments	—	6,586
Accounts receivable, net	92,529	56,455
Inventories	1,783	1,961
Prepaid expenses and other current assets (6)	8,361	11,382
Deferred tax asset, current portion	1,796	2,055
Deferred cost of revenues	7,126	5,927

Total current assets	253,341	220,530

Deferred tax asset, noncurrent portion (6)	18,897	20,494
Investment in common stock warrant	1,990	1,990
Restricted cash	4,249	4,169
Property and equipment, net	31,950	32,678
Other assets	549	1,241
Goodwill and intangible assets, net	338,976	328,689

Total assets	$649,952	$609,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,579	$2,652
Accrued expenses	27,879	19,201
Deferred rent, current portion	345	88
Deferred revenues, current portion	179,238	139,868

Total current liabilities	210,041	161,809

Notes payable, net of debt discount (6)	149,923	151,478
Deferred rent, noncurrent portion	10,959	11,874
Deferred revenues, noncurrent portion	5,554	5,340
Stockholders’ equity:
Common stock, $0.01 par value	314	316
Additional paid-in capital (6)	356,683	362,533
Accumulated deficit (6)	(83,522)	(83,559)

Total stockholders’ equity	273,475	279,290

Total liabilities and stockholders’ equity	$649,952	$609,791

(6)	As noted in footnote (2) above, FSP APB 14-1 required restatement of prior periods. Prepaid expenses and other current assets, Deferred tax assets, Notes payable, Additional paid-in capital, and Accumulated deficit have been adjusted accordingly and were previously reported as $8,518, $27,146, $163,172, $344,698, and $(76,380), respectively, as of December 31, 2008.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2008	2009
	(in thousands)
Cash flows from operating activities
Net loss (7)	$(4,444)	$(37)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income tax benefit	(1,671)	(1,856)
Excess tax benefits from stock-based compensation	(563)	(182)
Amortization of debt discount (7)	1,595	1,555
Depreciation and amortization	3,316	4,719
Amortization of intangibles resulting from acquisitions	8,679	8,585
Change in allowance for doubtful accounts	30	289
Stock-based compensation	3,680	3,987
Changes in operating assets and liabilities:
Accounts receivable	7,842	35,786
Inventories	234	(178)
Prepaid expenses and other current assets (7)	(1,018)	(3,858)
Deferred cost of revenues	957	1,344
Accounts payable	457	73
Accrued expenses	(4,469)	(6,914)
Deferred rent	1,469	658
Deferred revenues	(22,149)	(39,585)

Net cash (used in) provided by operating activities	(6,055)	4,386

Cash flows from investing activities
Purchases of property and equipment	(7,944)	(5,287)
Payments for patent enforcement costs	(635)	(41)
Purchase of available-for-sale investments	—	(6,586)
Acquisitions, net of cash acquired	(131,923)	—

Net cash used in investing activities	(140,502)	(11,914)

Cash flows from financing activities
Release of letter of credit	—	80
Excess tax benefits from stock-based compensation	563	182
Proceeds from exercise of stock options	1,802	1,684

Net cash provided by financing activities	2,365	1,946

Net decrease in cash and cash equivalents	(144,192)	(5,582)
Cash and cash equivalents at beginning of year	206,558	141,746

Cash and cash equivalents at end of year	$62,366	$136,164

(7)	As noted in footnote (2) above, FSP APB 14-1 required restatement of prior periods. Net loss, Amortization of debt discount, and Prepaid expenses and other current assets have been adjusted accordingly and were previously reported as $(3,293), $459, and $(1,033), respectively, for the three months ended March 31, 2008.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the first quarter of 2009 and the full year 2009 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 26, 2009 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 6, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 6, 2009.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and in 2009 also excludes stock-based compensation expense and non-cash interest expense.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 26, 2009, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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